Exhibit 10.5

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of June 10, 2021, among Thunder Bridge II Surviving Pubco, Inc., a Delaware corporation, which will change its name to indie Semiconductor, Inc. in connection with the Closing (the “Corporation”), Ay Dee Kay, LLC, d/b/a indie Semiconductor, a California limited liability company (“Ay Dee Kay LLC”), and the holders of LLC Units (as defined herein) from time to time party hereto. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in that certain Master Transactions Agreement by and among the Corporation, ADK Merger Sub LLC, a Delaware limited liability company, Ay Dee Kay LLC and certain other parties thereto, dated as of December 14, 2020 (the “MTA”).

WHEREAS, in accordance with MTA, the Corporation is entering into this Agreement pursuant to which the Principal Class A Unitholders (as defined below) and the Class B Unitholders (as defined below) shall have the right to elect to exchange their LLC Units for shares of Class A Common Stock (as defined herein), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.1. Definitions

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Acceleration” has the meaning set forth in Section 2.4(b) of this Agreement.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Ay Dee Kay LLC” has the meaning set forth in the Preamble to this Agreement.

“Ay Dee Kay LLC Agreement” means the Eighth Amended and Restated Operating Agreement of Ay Dee Kay, LLC, dated on or about the date hereof, as such agreement may be amended from time to time.

“Change of Control” means the occurrence of any of the following:

a.	if the Corporation engages in a “going private” transaction pursuant to Rule 13e-3 under the Exchange Act or otherwise cease to be subject to reporting obligations under Sections 13 or 15(d) of the Exchange Act;

b.	if the Corporation Class A Common Stock or successor shares to the Class A Common Stock cease to be listed on a national securities exchange, other than for the failure to satisfy:

i.	any applicable minimum listing requirements, including minimum round lot holder requirements, of such national securities exchange, unless such failure is caused by an action or omission of the Corporation or its Subsidiaries taken after the Closing with the primary intent of causing, or which would otherwise reasonably be expected to cause, the Corporation to violate such applicable minimum listing requirements; or

ii.	a minimum price per share requirement of such national securities exchange;

c.	or if any of the following shall occur:

i.	there is consummated a merger or consolidation of the Corporation with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Corporation board of directors immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of the Corporation immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

ii.	the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by the Corporation of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, other than such sale or other disposition by the Corporation of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to an entity at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale; or

iii.	any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding voting securities.

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of the Corporation.

“Class A Units” has the meaning given to them in the Ay Dee Kay LLC Agreement.

“Class B Units” has the meaning given to them in the Ay Dee Kay LLC Agreement.

“Class B Unitholders” means the holders of Class B Units in Ay Dee Kay LLC.

“Class V Common Stock” means the Class V common stock, par value $0.0001 per share, of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporation” has the meaning set forth in the Preamble to this Agreement.

“Earn Out Exchange” has the meaning set forth in Section 2.1(a)(iii) of this Agreement.

“Earn Out Unit” has the meaning set forth in Section 2.1(a)(iii) of this Agreement.

“Exchange” has the meaning set forth in Section 2.1(a)(iii) of this Agreement.

“Exchange Date” means the date on which an Exchanging Member exercises his, her or its Exchange right under this Agreement.

“Exchanging Member” mean each Principal Class A Unitholders and Class B Unitholders, in his, her or its capacity as a party to this Agreement, having the rights and obligations set out in this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means 1.0, subject to adjustment pursuant to Section 2.2 hereof.

“Fair Market Value” means, with respect to any shares of Class A Common Stock, the product of (i) the number of such shares of Class A Common Stock, multiplied by (ii) the average of the VWAP of the Class A Common Stock for each of the seven (7) consecutive Trading Days ending on the Trading Day immediately preceding the date such Fair Market Value is to be determined pursuant to this Agreement.

“LLC Unit” means (i) each Class A Unit held by the Principal Class A Unitholders and each Class B Unit issued and outstanding, in each case as of the date hereof and (ii) each Class A Unit and each Class B Unit or other interest in Ay Dee Kay LLC that may be issued by Ay Dee Kay LLC in the future that is designated as an “LLC Unit”.

“LLC Unitholder” means each holder of one or more LLC Units that may from time to time be a party to this Agreement.

“Member” means a “Member” of Ay Dee Kay LLC, as such term is defined in the Ay Dee Kay LLC Agreement.

“MTA” has the meaning set forth in the Preamble to this Agreement.

“Permitted Transferee” has the meaning given to such term in Section 3.1 of this Agreement.

“Principal Class A Unitholders” means the following Members of Ay Dee Kay LLC: Bison Capital Partners IV, L.P., Donald McClymont, Ichiro Aoki, Scott Kee, and David Kang.

“Principal Exchange” has the meaning set forth in Section 2.1(a)(i) of this Agreement.

“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange or another national securities exchange or designated for quotation on the NASDAQ National Market, or any successor to any of the foregoing.

“Securities Act” has the meaning set forth in Section 2.1(e) of this Agreement.

“Service Provider Exchange” has the meaning set forth in Section 2.1(a)(ii) of this Agreement.

“Service Provider Grant Award” means, with respect to each Class B Unitholder, that certain Class B Unit Purchase Agreement by and between such Class B Unitholder and Ay Dee Kay LLC.

“Trading Day” means any day on which Class A Common Stock is actually traded on the principal securities exchange or securities market on which Class A Common Stock is then traded.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by a nationally recognized independent investment banking firm selected by the Corporation.

ARTICLE II

SECTION 2.1. Exchange of LLC Units for Class A Common Stock.

(a) The Exchanges.

(i) Principal Exchange. Effective immediately following the Closing, with respect to the Principal Class A Unitholders, from and after the six-month anniversary of the Closing, each Principal Class A Unitholder shall be entitled at any time and from time to time thereafter, upon the terms and subject to the conditions hereof, to surrender to the Corporation any LLC Units held by such Principal Class A Unitholder as of the Exchange Date, in exchange for the delivery by the Corporation to such exchanging Principal Class A Unitholder, of a number of shares of Class A Common Stock that is equal to the product of (i) the number of LLC Units surrendered multiplied by (ii) the Exchange Rate (such exchange, a “Principal Exchange”).

(ii) Service Provider Exchange. Effective at the Closing, with respect to each of the Class B Unitholders, from and after the later of (i) the six-month anniversary of the Closing and (ii) the date that is the two year anniversary of the Effective Date as defined in such Class B Unitholder’s Service Provider Grant Agreement (or if the Class B Unitholder has entered into more than one Service Provider Grant Agreement, then the date that is the two year anniversary of the Effective Date of the latest Service Provider Grant Agreement entered into by such Class B Unitholder), each Class B Unitholder shall be entitled at any time and from time to time thereafter, upon the terms and subject to the conditions hereof, to surrender to the Corporation any or all of the LLC Units held by such Class B Unitholder as of the Exchange Date, in exchange for the delivery by the Corporation to such exchanging Class B Unitholder, a number of shares of Class A Common Stock that is equal to the product of (i) the number of LLC Units surrendered multiplied by (ii) the Exchange Rate (such exchange, a “Service Provider Exchange”); provided, that any portion of the Class B Units held by a Class B Unitholder that remains subject to forfeiture in accordance with the Service Provider Grant Agreement shall not be eligible for the Service Provider Exchange until such time as such Class B Units are no longer subject to forfeiture pursuant to the terms of the applicable Service Provider Grant Agreement.

(iii) Earn Out Exchange. The parties to this Agreement acknowledge and agree that pursuant to Section 2.5 of the MTA (the Earn Out), the Principal Class A Unitholders and the Class B Unitholders are eligible to receive additional LLC Units in Ay Dee Kay LLC pursuant to the terms and conditions set forth in the MTA (“Earn Out Unit”), and from and after the six-month anniversary of the Closing, each Principal Class A Unitholder and Class B Unitholder shall be entitled at any time and from time to time thereafter, upon the terms and subject to the conditions hereof, to surrender to the Corporation any or all of the Earn Out Units held by such LLC Unitholder, in exchange for the delivery by the Corporation to such exchanging LLC Unitholder, a number of shares of Class A Common Stock that is equal to the product of (i) the number of Earn Out Units surrendered multiplied by (ii) the Exchange Rate (such exchange, an “Earn Out Exchange” and together with the Principal Exchange and the Service Provider Exchange, the “Exchange”); provided, however, with respect to the Class B Unitholders, a Class B Unitholder shall not be entitled to an Earn Out Exchange until the later of (x) the six-month anniversary of the Closing and (y) the date that is the two year anniversary of the Effective Date as defined in such Class B Unitholder’s Service Provider Grant Agreement (or if the Class B Unitholder has entered into more than one Service Provider Grant Agreement, then the date that is the two year anniversary of the Effective Date of the latest Service Provider Grant Agreement entered into by such Class B Unitholder).

(b) An LLC Unitholder shall exercise its right to make an Exchange as set forth in Section 2.1(a) above by delivering to the Corporation and to Ay Dee Kay LLC a written election of exchange in respect of the LLC Units to be exchanged, substantially in the form of Exhibit A hereto, duly executed by such holder or such holder’s duly authorized attorney, in each case delivered during normal business hours at the principal executive offices of the Corporation or of Ay Dee Kay LLC . As promptly as practicable following the delivery of such a written election of exchange (and the concurrent consummation of the transfer of LLC Units from such LLC Unitholder to the Corporation in connection therewith), the Corporation shall deliver or cause to be delivered at the offices of then-acting registrar and transfer agent of the Class A Common Stock or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of the Corporation, the number of shares of Class A Common Stock deliverable upon such Exchange, registered in the name of the relevant exchanging LLC Unitholder or its designee. Notwithstanding the foregoing, if the Class A Common Stock is settled through the facilities of The Depository Trust Company, and the exchanging LLC Unitholder is permitted to hold shares of Class A Common Stock through The Depository Trust Company, Ay Dee Kay LLC will, subject to Section 2.1(c) hereof, upon the written instruction of an exchanging LLC Unitholder, use its reasonable best efforts to deliver or cause to be delivered the shares of Class A Common Stock deliverable to such exchanging LLC Unitholder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging LLC Unitholder. The Corporation, including in its capacity as the Manager of Ay Dee Kay LLC, shall take such actions as may be required to ensure the performance by Ay Dee Kay LLC of its obligations under this Section 2(b) and the foregoing Section 2(a), including the issuance and sale of shares of Class A Common Stock to or for the account of Ay Dee Kay LLC in exchange for the delivery to the Corporation of a number of LLC Units that is equal to the number of LLC Units surrendered by an exchanging LLC Unitholder. Any LLC Unitholder that surrenders all of the LLC Units held by such LLC Unitholder to the Corporation, for the account of Ay Dee Kay LLC or to Ay Dee Kay LLC pursuant to this Section 2.1(b) shall concurrently surrender all shares of Class V Common Stock held by such LLC Unitholder (including any fractions thereof) to the Corporation for no additional consideration.

(c) Ay Dee Kay LLC and each exchanging LLC Unitholder shall bear its own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that Ay Dee Kay LLC shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the LLC Unitholder that requested the Exchange, then such LLC Unitholder and/or the person in whose name such shares are to be delivered shall pay to Ay Dee Kay LLC the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of Ay Dee Kay LLC that such tax has been paid or is not payable.

(d) Notwithstanding anything to the contrary herein, to the extent the Corporation or Ay Dee Kay LLC shall determine that LLC Units do not meet the requirements of Treasury Regulation section 1.7704-1(h), the Corporation or Ay Dee Kay LLC may impose such restrictions on an Exchange with respect to such LLC Units as the Corporation or Ay Dee Kay LLC may determine to be necessary or advisable so that Ay Dee Kay LLC is not treated as a “publicly traded partnership” under Section 7704 of the Code; provided, that each LLC Unitholder shall be entitled at any time to exchange LLC Units for Class A Common Stock, provided that the transfer satisfies the “block transfer” exception of Treasury Regulations Section 1.7704-1(e)(2) Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Corporation or of Ay Dee Kay LLC, such an Exchange would pose a material risk that Ay Dee Kay LLC would be a “publicly traded partnership” under Section 7704 of the Code.

(e) For the avoidance of doubt, and notwithstanding anything to the contrary herein, an LLC Unitholder shall not be entitled to effect an Exchange to the extent the Corporation determines that such Exchange (i) would be prohibited by law or regulation (including, without limitation, the unavailability of any requisite registration statement filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any exemption from the registration requirements thereunder) or (ii) would not be permitted under any other agreements with the Corporation or its subsidiaries to which such LLC Unitholder may be party (including, without limitation, the Ay Dee Kay LLC Agreement) or any written policies of the Corporation related to unlawful or inappropriate trading applicable to its directors, officers or other personnel.

(f) The Corporation may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Article II, including, without limitation, procedures for the giving of notice of an election of an Exchange.

SECTION 2.2. Adjustment. The Exchange Rate shall be adjusted accordingly, by the Corporation in good faith, if there is: (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the LLC Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock or (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the LLC Units. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging LLC Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging LLC Unitholder would have received if such Exchange had occurred immediately prior to the effective time of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the exchange of any LLC Unit.

SECTION 2.3. Class A Common Stock to be Issued.

(a) The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as may be deliverable upon any such Exchange; provided, that nothing contained herein shall be construed to preclude Ay Dee Kay LLC from satisfying its obligations in respect of the Exchange of the LLC Units by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation or are held by Ay Dee Kay LLC or any of their subsidiaries or by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Corporation or held by any subsidiary thereof). The Corporation and Ay Dee Kay LLC covenant that all Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(b) The Corporation and Ay Dee Kay shall at all times ensure that the execution and delivery of this Agreement by each of the Corporation and Ay Dee Kay and the consummation by each of the Corporation and Ay Dee Kay LLC of the transactions contemplated hereby (including without limitation, the issuance of the Class A Common Stock) have been duly authorized by all necessary corporate or limited liability company action, as the case may be, on the part of the Corporation and Ay Dee Kay LLC, including, but not limited to, all actions necessary to ensure that the acquisition of shares of Class A Common Stock pursuant to the transactions contemplated hereby, to the fullest extent of the Corporation’s board of directors’ power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby.

(c) The Corporation and Ay Dee Kay LLC covenant and agree that, to the extent that a registration statement under the Securities Act is effective and available for shares of Class A Common Stock to be delivered with respect to any Exchange, shares that have been registered under the Securities Act shall be delivered in respect of such Exchange. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the LLC Unitholder requesting such Exchange, the Corporation and Ay Dee Kay LLC shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. The Corporation and Ay Dee Kay LLC shall use commercially reasonable efforts to list the Class A Common Stock required to be delivered upon exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery.

SECTION 2.4. Mandatory Exchanges.

(a) Change of Control.

(i) In connection with a Change of Control, and subject to any approval of the Change of Control as required under the applicable organizational documents of the Corporation and the law, the Corporation shall have the right to require each Exchanging Member to surrender to the Corporation any LLC Units held by such Exchanging Member, effective immediately prior to the effectiveness or consummation, as applicable, of a Change of Control (and, for the avoidance of doubt, shall not be effective if such Change of Control is not consummated), in exchange for the delivery by the Corporation to such Exchanging Member, a number of shares of Class A Common Stock that is equal to the product of (i) the number of LLC Units surrendered multiplied by (ii) the Exchange Rate, without any action on the part of any Person, including the Corporation or the Exchanging Members.

(ii) The Corporation shall provide written notice of an expected Change of Control to each Exchanging Member who has not, as of such date, Exchanged his, her or its LLC Units, within the earlier of (x) five (5) Business Days following the execution of the definitive agreement with respect to such Change of Control or (y) ten (10) Business Days before the proposed date upon which the contemplated Change of Control is to be effected, indicating in such notice such information as may reasonably describe the Change of Control transaction, subject to applicable law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid in the Change of Control. Notwithstanding the above, in the event that it is impracticable for the Corporation to notify the Exchanging Members of such a Change of Control within the time frame set forth in the preceding sentence, the Corporation shall provide written notice to each Exchanging Members who have not, as of such date, Exchanged his, her or its LLC Units of such Change of Control within five (5) Business Days of the Corporation’s discovery of such Change of Control.

(b) Acceleration of Exchanges. Notwithstanding anything contained in this Agreement to the contrary, on the date which is the date that (i) all Class B Units held by Class B Unitholders have ceased to be subject to forfeiture pursuant to each Class B Unitholder’s respective Service Provider Grant Award and (ii) all LLC Units held by the Principal Class A Members have exchanged his, her or its Class A Units in a Principal Exchange such that none of the Principal Class A Members is a Member of Ay Dee Kay LLC, the Corporation shall have the right to require each Class B Unitholder to surrender to the Corporation any LLC Units held by such Class B Unitholder that were issued to such Class B Unitholder pursuant to a Service Provider Grant Award with an Effective Date that is at least two years before such surrender, in exchange for the delivery by the Corporation to such exchanging Class B Unitholder a number of shares of Class A Common Stock that is equal to the product of the number of LLC Units surrendered multiplied by the Exchange Rate, without any action on the part of any Person, including the Corporation and the Class B Unitholder. The Corporation shall provide written notice of its intent to accelerate the surrender to the Corporation of any LLC Units held by such Class b Unitholder pursuant to Section 2.4(b) (the “Acceleration”) by delivering notice to each such affected Class b Unitholder not less than ten (10) Business Days before the proposed date upon which the Corporation contemplates to effectuate the Acceleration.

SECTION 2.5. Cash Exchange. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, with respect to any Exchange, the Corporation shall be entitled to deliver to any exchanging LLC Unitholder, in lieu of delivering any or all of the shares of its Class A Common Stock it would otherwise be required to deliver pursuant to this Article II, cash in an amount equal to the Fair Market Value of such shares of its Class A Common Stock, with such Fair Market Value to be determined pursuant this Agreement as of the date the applicable written election of exchange to be delivered to the Corporation pursuant to Section 2.1(b) is received by the Corporation (or, with respect to a mandatory exchange pursuant to Section 2.4, as of immediately prior to the effectiveness or consummation, as the case may be, of the applicable Change of Control. Contemporaneously with its delivery of cash to an exchanging LLC Unitholder, the Corporation shall deliver to such LLC Unitholder a statement prepared by or at the direction of the Corporation setting forth in reasonable detail the determination of the Fair Market Value of the shares of Class A Common Stock in lieu of which cash is being delivered pursuant to this Section 2.5.

ARTICLE III

SECTION 3.1. Additional LLC Unitholders. To the extent an LLC Unitholder proposes to transfer any or all of such holder’s LLC Units to another person in a transaction in accordance with, and not in contravention of, the Ay Dee Kay LLC Agreement or any other agreement or agreements with the Corporation or any of its subsidiaries to which a transferring LLC Unitholder may be party (each, a “Permitted Transferee”), then such LLC Unitholder shall take all actions reasonably necessary to cause such Permitted Transferee to execute and deliver to the Corporation and Ay Dee Kay LLC a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become an LLC Unitholder hereunder. To the extent Ay Dee Kay LLC issues LLC Units in the future, Ay Dee Kay LLC shall be entitled, in its sole discretion, to make any holder of such LLC Units an LLC Unitholder hereunder through such holder’s execution and delivery of a joinder to this Agreement, substantially in the form of Exhibit B hereto.

SECTION 3.2. Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):

(a) If to the Corporation, to:

indie Semiconductor, Inc.

32 Journey

Aliso Viejo, California 92656

Attention: Tom Schiller, CFO

949 608 0854

Tom@indiesemi.com

(b) If to Ay Dee Kay LLC, to:

indie Semiconductor

32 Journey

Aliso Viejo, California 92656

Attention: Tom Schiller, CFO

949 608 0854

Tom@indiesemi.com

(c) If to any LLC Unitholder, to the address and other contact information set forth in the records of Ay Dee Kay LLC from time to time.

SECTION 3.3. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 3.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

SECTION 3.5. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 3.6. Amendment. The provisions of this Agreement may be amended only by the affirmative vote or written consent of each of (i) the Corporation, (ii) Ay Dee Kay LLC and (iii) LLC Unitholders holding at least a majority of then outstanding LLC Units (excluding LLC Units held by the Corporation); provided that no amendment may materially, disproportionately and adversely affect the rights of an LLC Unitholder (other than the Corporation and its subsidiaries) without the consent of such LLC Unitholder (or, if there is more than one such LLC Unitholder that is so affected, without the consent of a majority in interest of such affected LLC Unitholders (other than the Corporation and its subsidiaries) in accordance with their holdings of LLC Units).

SECTION 3.7. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 3.8. Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably with respect to this Agreement, including any action (at law or in equity), claim, litigation, suit, arbitration, hearing, audit, review, inquiry, proceeding, investigation or ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement or any matter arising out of or in connection with this Agreement and the rights and obligations arising hereunder or thereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder or thereunder brought by a party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Chancery Court, or if such court shall not have jurisdiction, any federal court located in the State of Delaware, or, if neither of such courts shall have jurisdiction, any other Delaware state court. Each of the parties hereby irrevocably submits with regard to any such dispute for itself and in respect of its property, generally and unconditionally, to the sole and exclusive personal jurisdiction of the aforesaid courts and agrees that it will not bring any dispute relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each party irrevocably consents to service of process in any dispute in any of the aforesaid courts by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight delivery service, to such party at such party’s address referred to in Section 3.2. Each party hereby irrevocably and unconditionally waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action brought by any party with respect to this Agreement (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 3.8; (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); or (iii) any objection which such party may now or hereafter have (A) to the laying of venue of any of the aforesaid actions arising out of or in connection with this Agreement brought in the courts referred to above; (B) that such action brought in any such court has been brought in an inconvenient forum and (C) that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

(b) To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or to such party’s property, each such party hereby irrevocably waives such immunity in respect of such party’s obligations with respect to this Agreement.

(c) EACH PARTY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY AGREEING TO THE CHOICE OF DELAWARE LAW TO GOVERN THIS AGREEMENT AND TO THE JURISDICTION OF DELAWARE COURTS IN CONNECTION WITH PROCEEDINGS BROUGHT HEREUNDER. THE PARTIES INTEND THIS TO BE AN EFFECTIVE CHOICE OF DELAWARE LAW AND AN EFFECTIVE CONSENT TO JURISDICTION AND SERVICE OF PROCESS UNDER 6 DEL. C. § 2708.

(d) EACH PARTY, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

(i) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in this Section 3.8(c) and such parties agree not to plead or claim the same.

SECTION 3.9. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.9.

SECTION 3.10. Tax Treatment. This Agreement shall be treated as part of the partnership agreement of Ay Dee Kay LLC as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. As required by the Code and the Treasury Regulations, the parties shall report any Exchange consummated hereunder as a taxable sale of the LLC Units by an LLC Unitholder to the Corporation, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority unless an alternate position is permitted under the Code and Treasury Regulations and the Corporation consents in writing, such consent not to be unreasonably withheld, conditioned, or delayed. Further, in connection with any Exchange consummated hereunder, Ay Dee Kay LLC and/or the Corporation shall provide the exchanging LLC Unitholder with all reasonably necessary information to enable the exchanging LLC Unitholder to file its income Tax returns for the taxable year that includes the Exchange, including information with respect to Code Section 751 assets (including relevant information regarding “unrealized receivables” or “inventory items”) and Section 743(b) basis adjustments as soon as practicable and in all events within 60 days following the close of such taxable year (and use commercially reasonable efforts to provide estimates of such information within 90 days of the applicable Exchanges).

SECTION 3.11. Withholding. The Corporation and Ay Dee Kay LLC shall be entitled to deduct and withhold from any payment made to a LLC Unitholder pursuant to any Exchange consummated under this Agreement all Taxes that each of the Corporation and Ay Dee Kay LLC is required to deduct and withhold with respect to such payment under the Code (or any other provision of applicable law), including, without limitation, Section 1446(f) of the Code. Ay Dee Kay LLC may at its sole discretion reduce the Class A Common Stock issued to a LLC Unitholder in an Exchange in an amount that corresponds to the amount of the required withholding described in the immediately preceding sentence and all such amounts shall be treated as having been paid to such LLC Unitholder.

SECTION 3.12. Acknowledgement and Agreement with Respect to the MTA. By his, her or its execution hereof (jncluding by any joinder agreement hereto), (i) each LLC Unitholder acknowledges that it has received a copy of the MTA and carefully reviewed the same, with such advice in connection therewith from its advisors, including legal counsel, as such LLC Unitholder deems necessary or appropriate, (ii) each LLC Unitholder consents and agrees to the provisions of Section 1.7 of the MTA, including, without limitation, the appointment of the Company Securityholder Representative pursuant to the terms and conditions thereof, with authority to act on behalf of such LLC Unitholder (as a Company Equity Holder under the MTA), and such other authority, as provided in the MTA, and (iii) each Class A Unitholder who is an ADK Principal Owner consents to and agrees to the provisions of Section 2.1(b)(v) of the MTA under which such LLC Unitholder is deemed to have contributed to the Corporation all of his, her or its voting rights in Ay Dee Kay LLC to the Corporation in consideration for the receipt of the consideration specified therein.

SECTION 3.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

SECTION 3.14. Independent Nature of LLC Unitholders’ Rights and Obligations. The obligations of each LLC Unitholder hereunder are several and not joint with the obligations of any other LLC Unitholder, and no LLC Unitholder shall be responsible in any way for the performance of the obligations of any other LLC Unitholder hereunder. The decision of each LLC Unitholder to enter into to this Agreement has been made by such LLC Unitholder independently of any other LLC Unitholder. Nothing contained herein, and no action taken by any LLC Unitholder pursuant hereto, shall be deemed to constitute the LLC Unitholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the LLC Unitholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. The Corporation acknowledges that the LLC Unitholders are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

SECTION 3.15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regards to its principles of conflicts of laws.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

Thunder Bridge II Surviving Pubco, Inc.

By:	/s/ Gary Simanson
Name:	Gary Simanson
Title:	CEO

Ay Dee Kay LLC, d/b/a indie Semiconductor

By:	/s/ Donald McClymont
Name:	Donald McClymont
Title:	CEO

LLC UNITHOLDER

By:	/s/ each LLC Unitholder
Name:
Title:

[Signature Page – Exchange Agreement]

EXHIBIT A

FORM OF
ELECTION OF EXCHANGE

indie Semiconductor, Inc.

32 Journey

Aliso Viejo, California 92656

Attention: Tom Schiller, CFO

Ay Dee Kay, LLC, d/b/a indie Semiconductor

32 Journey

Aliso Viejo, California 92656

Attention: Tom Schiller, CFO

Reference is hereby made to the Exchange Agreement, dated as of  June 10, 2021 (the “Exchange Agreement”), among indie Semiconductor, Inc. (formerly known as Thunder Bridge II Surviving Pubco, Inc.,) a Delaware corporation, Ay Dee Kay, LLC, d/b/a indie Semiconductor, a California limited liability company, and the holders of LLC Units (as defined herein) from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned LLC Unitholder hereby transfers to the Corporation, for the account of indie Semiconductor, Inc., the number of LLC Units set forth below in exchange for shares of Class A Common Stock to be issued in its name as set forth below, as set forth in the Exchange Agreement.

Legal Name of LLC Unitholder: ______________________________________________

Address: ______________________________________________________________

Number of LLC Units to be exchanged: ________________________________________

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the LLC Units subject to this Election of Exchange are being transferred to the Corporation free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the LLC Units subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such LLC Units to the Corporation.

The undersigned hereby irrevocably constitutes and appoints any officer of the Corporation or of Ay Dee Kay, LLC as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Corporation, for the account of indie Semiconductor, Inc., the LLC Units subject to this Election of Exchange and to deliver to the undersigned the shares of Class A Common Stock to be delivered in exchange therefor.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

EXHIBIT B

FORM OF
JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of June 10, 2021 (the “Exchange Agreement”), among Thunder Bridge II Surviving Pubco, Inc.), which is changing its name to indie Semicondctor, Inc., a Delaware corporation (the “Corporation”), Ay Dee Kay, LLC, d/b/a indie Semiconductor, a California limited liability company, and each of the LLC Unitholders from time to time party thereto. Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Exchange Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Exchange Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Exchange Agreement having acquired LLC Units in Ay Dee Kay, LLC. By signing and returning this Joinder Agreement to the Corporation, the undersigned accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of an LLC Unitholder contained in the Exchange Agreement, with all attendant rights, duties and obligations of an LLC Unitholder thereunder. The parties to the Exchange Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder Agreement by the Corporation and by Ay Dee Kay, LLC, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Exchange Agreement.

Name:

Address for Notices:	With copies to:

Attention: